Exhibit 99.2

Monogram Residential Trust, Inc. Supplemental Financial Information First Quarter 2015

Forward–Looking Statements 3 Financial Information Consolidated Balance Sheets 4 Proportionate Balance Sheet Information as of March 31, 2015 5 Proportionate Balance Sheet Information as of December 31, 2014 6 Consolidated Statements of Operations 7 Funds from Operations, Core FFO and Adjusted Core Funds from Operations 8 Proportionate Operating Information and Reconciliation to FFO 9 EBITDA Reconciliation 10 Portfolio Overview Geographic Regions 11 Summary of Number of Units and Communities 12 Summary of Operating Communities 13 Summary of Proportionate Share of Notes Receivable 16 Operating Performance Consolidated Net Operating Income 17 Reconciliation of Consolidated Net Operating Income 18 Consolidated QTD Net Operating Income and Other Operating Metrics 19 Consolidated Operating Metrics by Geographic Region and Market 21 Proportionate QTD Net Operating Income by Geographic Region and Market 23 Consolidated QTD Comparisons of Same Store Operating Expenses 25 Proportionate Share QTD General Administrative and Corporate Property Management Expenses 26 Capital Deployment Summary of Developments 27 Development Cash Costs to Complete, Interest and Other Costs 28 Acquisition and Disposition Summary 29 Capital Expenditures - Same Store 30 Capitalization Debt Summary 31 Debt Detail byMultifamily Community 33 Sources of Funds Available 35 Equity Capitalization Preferred Stock, Common Stock and Common Stock Equivalents 36 Net Asset Value Road Map to Net Asset Value 37 Co-Investment Venture Partners Information on Joint Ventures 39 Definitions and other Explanatory Information 40 Table of Contents First Quarter 2015 © 2015 Monogram Residential Trust, Inc. 2

Forward– Looking Statements First Quarter 2015 This supplemental package contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this supplemental package is published, and which are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected or anticipated. The following are some of the factors that could cause our actual results and its expectations to differ materially from those described in our forward-looking statements: we may abandon or defer development opportunities for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; construction costs of a community may exceed our original estimates; we may not complete construction and lease-up of communities under development or redevelopment on schedule, resulting in increased interest costs and construction costs and a decrease in our expected rental revenues; occupancy rates and market rents may be adversely affected by competition and local economic and market conditions which are beyond our control; financing may not be available on favorable terms or at all, and our cash flows from operations and access to cost effective capital may be insufficient for the development of our pipeline which could limit our pursuit of opportunities; our cash flows may be insufficient to meet required payments of principal and interest, and we may be unable to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of existing indebtedness; and we may be unsuccessful in managing changes in our portfolio composition. Other important risk factors regarding our company are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and may be discussed in subsequent filings with the SEC. We do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. © 2015 Monogram Residential Trust, Inc. 3

(in thousands) (unaudited) March 31, 2015 December 31, 2014 Assets Real estate Land 379,485 $ 389,885 $ Buildings and improvements 1,972,480 2,033,819 2,351,965 2,423,704 Less: accumulated depreciation (291,366) (280,400) Net operating real estate 2,060,599 2,143,304 Construction in progress, including land 811,735 716,930 Total real estate, net 2,872,334 2,860,234 Assets associated with real estate held for sale 76,601 - Cash and cash equivalents 70,379 116,407 Intangibles, net 20,440 21,485 Other assets, net 114,496 110,282 Total assets 3,154,250 $ 3,108,408 $ Liabilities Mortgages and notes payable 1,232,200 $ 1,186,481 $ Credit facility payable 35,000 10,000 Construction costs payable 85,097 75,623 Accounts payable and other liabilities 20,893 28,053 Deferred revenues, primarily lease revenues, net 18,587 18,955 Distributions payable 12,576 12,485 Tenant security deposits 4,580 4,586 Obligations associated with real estate held for sale 741 - Total liabilities 1,409,674 1,336,183 Redeemable, noncontrolling interests 32,043 32,012 Equity Preferred stock - - Common stock 17 17 1,493,184 1,492,799 Cumulative distributions and net loss (306,671) (293,350) Total equity attributable to common stockholders 1,186,530 1,199,466 Non-redeemable noncontrolling interests 526,003 540,747 Total equity 1,712,533 1,740,213 Total liabilities and equity 3,154,250 $ 3,108,408 $ Additional paid-in capital Financial Information Consolidated Balance Sheets © 2015 Monogram Residential Trust, Inc. 4

Financial Information
Proportionate Balance Sheet Information

(in thousands) (unaudited)

	As of March 31, 2015			
	Consolidated GAAP Balance Sheet	Proportionate Share of Unconsolidated Joint Venture	Noncontrolling Interests	Proportionate Balance Sheet
Assets				
Operating real estate	$ 2,351,965	$ -	$ (863,338)	$ 1,488,627
Less: accumulated depreciation	(291,366)	-	109,013	(182,353)
Net operating real estate	2,060,599	-	(754,325)	1,306,274
Construction in progress, including land	811,735	-	(328,154)	483,581
Total real estate, net	2,872,334	-	(1,082,479)	1,789,855
Assets associated with real estate held for sale	76,601	-	-	76,601
Cash and cash equivalents	70,379	10	(13,463)	56,926
Intangibles, net	20,440	-	(7,776)	12,664
Investment in unconsolidated real estate joint venture	5,094	(5,094)	-	-
Notes receivable	59,758	2,430	19,470	81,658
Other assets, net	49,644	418	(10,641)	39,421
Total assets	$ 3,154,250	$ (2,236)	$ (1,094,889)	$ 2,057,125
Liabilities				
Mortgages and notes payable	$ 1,232,200	$ -	$ (507,156)	$ 725,044
Credit facility payable	35,000	-	-	35,000
Construction costs payable	85,097	-	(36,267)	48,830
Accounts payable and other liabilities	20,893	18	(7,947)	12,964
Deferred revenues, primarily lease revenues, net	18,587	15	(8,275)	10,327
Distributions payable	12,576	-	(36)	12,540
Tenant security deposits	4,580	-	(1,674)	2,906
Obligations associated with real estate held for sale	741	-	-	741
Total liabilities	1,409,674	33	(561,355)	848,352
Redeemable, noncontrolling interests	32,043	-	(11,011)	21,032
Equity				
Preferred Stock	-	-	-	-
Common stock	17	-	-	17
Subsidiary preferred stock	-	12	1,199	1,211
Additional paid-in capital	1,493,184	-	-	1,493,184
Cumulative distributions and net loss	(306,671)	-	-	(306,671)
Total equity attributable to common stockholders	1,186,530	12	1,199	1,187,741
Non-redeemable noncontrolling interests	526,003	(2,281)	(523,722)	-
Total equity	1,712,533	(2,269)	(522,523)	1,187,741
Total liabilities and equity	$ 3,154,250	$ (2,236)	$ (1,094,889)	$ 2,057,125

© 2015 Monogram Residential Trust, Inc. 5

Financial Information
Proportionate Balance Sheet Information

(in thousands) (unaudited)

	As of December 31, 2014			
	Consolidated GAAP Balance Sheet	Proportionate Share of Unconsolidated Joint Venture	Noncontrolling Interests	Proportionate Balance Sheet
Assets				
Operating real estate	$ 2,423,704	$ -	$ (855,954)	$ 1,567,750
Less: accumulated depreciation	(280,400)	-	100,587	(179,813)
Net operating real estate	2,143,304	-	(755,367)	1,387,937
Construction in progress, including land	716,930	-	(289,403)	427,527
Total real estate, net	2,860,234	-	(1,044,770)	1,815,464
Cash and cash equivalents	116,407	11	(19,053)	97,365
Intangibles, net	21,485	-	(7,834)	13,651
Investment in unconsolidated real estate joint venture	5,048	(5,048)	-	-
Notes receivable	59,750	2,430	(4,199)	57,981
Other assets, net	45,484	387	(11,022)	34,849
Total assets	$ 3,108,408	$ (2,220)	$ (1,086,878)	$ 2,019,310
Liabilities				
Mortgages and notes payable	$ 1,186,481	$ -	$ (491,494)	$ 694,987
Credit facility payable	10,000	-	-	10,000
Construction costs payable	75,623	-	(31,285)	44,338
Accounts payable and other liabilities	28,053	13	(5,670)	22,396
Deferred revenues, primarily lease revenues, net	18,955	24	(8,411)	10,568
Distributions payable	12,485	-	-	12,485
Tenant security deposits	4,586	-	(1,625)	2,961
Total liabilities	1,336,183	37	(538,485)	797,735
Redeemable, noncontrolling interests	32,012	-	(11,001)	21,011
Stockholders' Equity				
Preferred Stock	-	-	-	-
Common stock	17	-	-	17
Subsidiary preferred stock	-	12	1,086	1,098
Additional paid-in capital	1,492,799	-	-	1,492,799
Cumulative distributions and net loss	(293,350)	-	-	(293,350)
Total equity attributable to common stockholders	1,199,466	12	1,086	1,200,564
Non-redeemable noncontrolling interests	540,747	(2,269)	(538,478)	-
Total equity	1,740,213	(2,257)	(537,392)	1,200,564
Total liabilities and equity	$ 3,108,408	$ (2,220)	$ (1,086,878)	$ 2,019,310

© 2014 Monogram Residential Trust, Inc. 6

(in thousands, except per share amounts) (unaudited) 2015 2014 Rental revenues 56,643 $ 50,182 $ Expenses: Property operating expenses 15,675 13,041 Real estate taxes 8,569 7,153 Asset management fees - 1,880 General and administrative expenses 4,776 3,360 Acquisition expenses - (17) Transition expenses - 520 Investment and development expenses 231 248 Interest expense 5,997 5,331 Depreciation and amortization 25,380 22,977 Total expenses 60,628 54,493 Interest income 2,597 2,446 Loss on early extinguishment of debt - (230) Equity in income of investments in unconsolidated real estate joint ventures 186 204 Other income 25 200 Loss from continuing operations before gain on sale of real estate (1,177) (1,691) Gain on sale of real estate - 16,167 Net income (loss) (1,177) 14,476 Net (income) loss attributable to non-redeemable noncontrolling interests 346 (7,051) Net income (loss) available to the Company (831) 7,425 Dividends to preferred stockholders (2) (2) Net income (loss) attributable to common stockholders (833) $ 7,423 $ Weighted average number of common shares outstanding - basic 166,509 168,714 Weighted average number of common shares outstanding - diluted 166,509 168,919 Basic and diluted earnings (loss) per common share (0.01) $ 0.04 $ Financial Information March 31, Three Months Ended Consolidated Statements of Operations © 2015 Monogram Residential Trust, Inc. 7

(in thousands, except per share amounts) (unaudited) 2015 2014 FFO: Net income (loss) attributable to common stockholders (833) $ 7,423 $ Add (deduct) NAREIT defined adjustments - our share: Real estate depreciation and amortization 15,929 14,443 Gain on sale of real estate - (8,965) FFO 15,096 12,901 Add (deduct) adjustments to arrive at Core FFO - our share: Loss on early extinguishment of debt - 128 Transition expenses - 520 Loss on derivative fair value adjustment 16 60 Acquisition expenses (including start up expenses) 10 (17) Contingent purchase price adjustment - - Core FFO 15,122 13,592 Add (deduct) adjustments to arrive at Adjusted Core FFO ("AFFO") - our share: Recurring capital expenditures (358) (240) Straight-line rents 83 131 Stock compensation expense 538 172 AFFO 15,385 $ 13,655 $ Weighted average number of common shares outstanding - basic 166,509 168,714 Weighted average number of common shares outstanding - diluted 167,109 168,919 Per common share amounts - basic and diluted: Net (income) loss attributable to common stockholders (0.01) $ 0.04 $ FFO 0.09 $ 0.08 $ Core FFO 0.09 $ 0.08 $ AFFO 0.09 $ 0.08 $ March 31, Financial Information Three Months Ended Funds from Operations ("FFO"), Core FFO and Adjusted Core Funds from Operations ("AFFO") © 2015 Monogram Residential Trust, Inc. 8

Financial Information
Proportionate Operating Information and Reconciliation to FFO

(in thousands, except per share amounts) (unaudited)

	Three Months Ended March 31, 2015				Three Months Ended March 31, 2014			
	Consolidated Amount	Proportionate Share of Unconsolidated Joint Venture	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Joint Venture	Noncontrolling Interests	Proportionate Amount
Rental revenues	$ 56,837	$ -	$ (19,633)	$ 37,204	$ 50,422	$ -	$ (17,210)	$ 33,212
Property operating expenses:								
Property operating expenses (including real estate taxes)	22,441	-	(7,741)	14,700	18,294	-	(6,177)	12,117
Net operating income	34,396	-	(11,892)	22,504	32,128	-	(11,033)	21,095
Fee income:								
Asset management fees	-	-	425	425	-	-	330	330
Property management fees	-	-	728	728	-	-	-	-
Total fee income	-	-	1,153	1,153	-	-	330	330
Other:								
General and administrative expenses	(4,281)	(7)	182	(4,106)	(3,188)	(5)	331	(2,862)
Corporate property management expenses	(1,771)	-	(8)	(1,779)	(1,900)	-	687	(1,213)
Asset management expenses	-	-	-	-	(1,880)	-	-	(1,880)
Acquisition expenses (including start up expenses)	(12)	-	2	(10)	17	-	-	17
Transition expenses	-	-	-	-	(520)	-	-	(520)
Straight-line rents	(194)	-	111	(83)	(240)	-	109	(131)
Stock compensation expense	(538)	-	-	(538)	(172)	-	-	(172)
Investment and development expenses	(231)	-	97	(134)	(248)	-	43	(205)
Interest expense	(5,997)	-	2,151	(3,846)	(5,331)	-	1,951	(3,380)
Interest income	2,597	101	(120)	2,578	2,446	109	(159)	2,396
Equity in income of investments in unconsolidated real estate joint ventures	186	(186)	-	-	204	(204)	-	-
Derivative fair value adjustment	(18)	-	1	(17)	(64)	-	4	(60)
Other income	43	10	153	206	264	10	(164)	110
Dividends to preferred stockholders	(85)	(1)	36	(50)	(75)	(1)	32	(44)
Depreciation and amortization related to non-real estate assets	(967)	-	185	(782)	(554)	-	102	(452)
Loss on early extinguishment of debt	-	-	-	-	(230)	-	102	(128)
Total other adjustments	(11,268)	(83)	2,790	(8,561)	(11,471)	(91)	3,038	(8,524)
FFO	$ 23,128	$ (83)	$ (7,949)	$ 15,096	$ 20,657	$ (91)	$ (7,665)	$ 12,901

Note: Certain amounts from the consolidated financial statements differ from the consolidated amounts above due to non-FFO items or reclassifications (e.g., straight-line rents, corporate property management expenses, stock compensation expense, etc.).

© 2015 Monogram Residential Trust, Inc. 9

(in thousands) (unaudited) 2015 2014 Reconciliation of loss from continuing operations to Adjusted EBITDA: Loss from continuing operations before gain on sale of real estate - Consolidated (1,177) $ (1,691) $ Depreciation and amortization (2) 25,624 23,221 Interest expense (1) 5,298 4,725 Loss on early extinguishment of debt - 230 Acquisition expenses - (17) Transition expenses - 520 Loss on derivative fair value adjustment 18 64 Non-redeemable noncontrolling interests expense (subsidiary preferred units dividends) 85 75 Adjusted EBITDA - Consolidated 29,848 $ 27,127 $ Loss from continuing operations before gain on sale of real estate - Proportionate Share (831) $ (8,742) $ Depreciation and amortization (2) 16,847 15,239 Interest expense (1) 3,147 2,774 Loss on early extinguishment of debt - 128 Acquisition expenses - (17) Transition expenses - 520 Loss on derivative fair value adjustment 17 60 Non-redeemable noncontrolling interests expense (subsidiary preferred units dividends) 50 44 Adjusted EBITDA - Proportionate Share 19,230 $ 10,006 $ (1) Reconciliation of interest expense: 2015 2014 2015 2014 Contractual interest expense 10,596 $ 9,452 $ 6,316 $ 5,728 $ Less: Capitalized interest (4,758) (4,110) (2,872) (2,614) Mortgage premium amortization (540) (617) (298) (340) Plus: Credit facility and other finance fees 699 606 699 606 Interest expense for GAAP 5,997 5,331 3,846 3,380 Less: Credit facility and other finance fees (699) (606) (699) (606) EBITDA interest adjustment 5,298 $ 4,725 $ 3,147 $ 2,774 $ (2) Reconciliation of depreciation and amortization expense: Depreciation and amortization expense for GAAP 25,380 $ 22,977 $ 16,712 $ 15,104 $ Plus: Purchase accounting intangible expense 244 244 135 135 EBITDA depreciation and amortization adjustment 25,624 $ 23,221 $ 16,847 $ 15,239 $ March 31, Consolidated Proportionate Share Three Months Ended Three Months Ended March 31, Financial Information EBITDA Reconciliation March 31, Three Months Ended © 2015 Monogram Residential Trust, Inc. 10

Southern California 5 / 2 Northern California 5 / 2 Texas 10 / 2 Nevada 2 / 0 Florida 3 / 2 New England 4 / 1 Georgia 1 / 1 Illinois 1 / 0 Operating (40 communities) Development (12 communities) Portfolio Overview Geographic Regions as of March 31, 2015 Mid-Atlantic 5 / 2 Note: Excludes 4 debt investments ©2015Monogram Residential Trust, Inc. 11 Colorado 4 / 0

Portfolio Overview
Summary of Number of Units and Communities

	Total Units		Total Communities	
	March 31, 2015	March 31, 2014	March 31, 2015	March 31, 2014
Equity Investments:				
Stabilized				
Wholly owned	1,971	1,971	7	7
Consolidated joint ventures	8,472	7,182	31	26
Total Stabilized	**10,443**	**9,153**	**38**	**33**
Lease up (including operating communities and developments in lease up)				
Consolidated joint ventures	398	608	2	2
Total Lease up (including developments in lease up)	**398**	**608**	**2**	**2**
Developments under Construction and Pre-development				
Consolidated joint ventures	3,772	4,221	11	14
Total Developments under Construction and Pre-development	**3,772**	**4,221**	**11**	**14**
Land Held for Future Development				
Consolidated Joint Venture	**N/A**	**N/A**	**1**	**1**
Total Communities - Equity Investments	**14,613**	**13,982**	**52**	**50**
Debt Investments:				
Mezzanine Loans - Development, Lease up, and Stabilized				
Wholly Owned	1,069	1,069	3	3
Unconsolidated joint venture	444	444	1	1
Total Communities - Debt Investments	**1,513**	**1,513**	**4**	**4**
Total Communities - Equity and Debt Investments	**16,126**	**15,495**	56	54
Total Wholly Owned	3,040	3,040	10	10
Total Consolidated Joint Ventures	12,642	12,011	45	43
Total Unconsolidated Joint Ventures	444	444	1	1
Total Communities - Equity and Debt Investments	**16,126**	**15,495**	**56**	**54**

© 2015 Monogram Residential Trust, Inc. 12

Portfolio Overview
Summary of Operating Communities
as of March 31, 2015

	Location	Current Effective Ownership	Year of Completion or Most Recent Substantial Development	Units	Percentage of Portfolio Based on YTD 2015 Same Store NOI
Same Store Communities:					
Consolidated joint ventures					
4550 Cherry Creek	Denver, CO	55%	2004	288	
7166 at Belmar	Lakewood, CO	55%	2008	308	
Skye 2905 [1]	Denver, CO	55%	2010	400	
Colorado Totals				996	12.7%
Consolidated joint ventures					
The District Universal Boulevard [1]	Orlando, FL	55%	2009	425	
Satori	Fort Lauderdale, FL	55%	2010	279	
Florida Totals				704	7.0%
Wholly owned					
The Reserve at La Vista Walk	Atlanta, GA	100%	2008	283	
Georgia Totals				283	2.6%
Consolidated joint ventures					
55 Hundred	Arlington, VA	55%	2010	234	
Bailey's Crossing	Alexandria, VA	55%	2010	414	
Burrough's Mill	Cherry Hill, NJ	55%	2004	308	
The Cameron [1]	Silver Spring, MD	55%	2010	325	
The Lofts at Park Crest	McLean, VA	55%	2008	131	
Mid-Atlantic Totals				1,412	16.9%
Wholly owned					
Burnham Pointe	Chicago, IL	100%	2008	298	
Illinois Totals				298	5.0%
Consolidated joint ventures					
The Venue	Clark County, NV	55%	2009	168	
Veritas [1]	Henderson, NV	52%	2011	430	
Nevada Totals				598	4.0%
Wholly owned					
Pembroke Woods	Pembroke, MA	100%	2006	240	
Consolidated joint ventures					
Stone Gate [1]	Marlborough, MA	55%	2007	332	
West Village	Mansfield, MA	55%	2008	200	
New England Totals				772	7.0%

(Table continued on next page; See page 15 for footnotes)

© 2015 Monogram Residential Trust, Inc. 13

Portfolio Overview
Summary of Operating Communities
as of March 31, 2015

	Location	Current Effective Ownership	Year of Completion or Most Recent Substantial Development	Units	Percentage of Portfolio Based on YTD 2015 Same Store NOI
Same Store Communities (continued):					
Wholly owned					
Acappella	San Bruno, CA	100%	2010	163	
Consolidated joint ventures					
Acacia on Santa Rosa Creek	Santa Rosa, CA	55%	2003	277	
Argenta	San Francisco, CA	55%	2008	179	
Renaissance (Phase I)	Concord, CA	55%	2008	132	
Northern California Totals				751	13.7%
Consolidated joint ventures					
Calypso Apartments and Lofts	Irvine, CA	55%	2008	177	
Forty55 Lofts	Marina del Rey, CA	55%	2010	140	
The Gallery at NoHo Commons	Los Angeles, CA	55%	2008	438	
San Sebastian	Laguna Woods, CA	55%	2010	134	
Southern California Totals				889	13.8%
Wholly owned					
Uptown Post Oak	Houston, TX	100%	2008	392	
Allegro [(2)]	Addison, TX	100%	2013	393	
Consolidated joint ventures					
Briar Forest Lofts	Houston, TX	55%	2008	352	
Eclipse	Houston, TX	55%	2009	330	
Fitzhugh Urban Flats	Dallas, TX	55%	2009	452	
Grand Reserve [(1)]	Dallas, TX	74%	2009	149	
Texas Totals				2,068	17.4%
Total Same Store Communities			**2009**	**8,771**	**100%**
Stabilized / Non-Comparable Communities:					
Consolidated joint venture					
The Franklin Delray	Delray Beach, FL	55%	2013	180	
Florida Totals				**180**	
Wholly owned					
Vara	San Francisco, CA	100%	2013	202	
Northern California Totals				**202**	

(Table continued on next page; See page 15 for footnotes)

© 2015 Monogram Residential Trust, Inc. 14

Portfolio Overview
Summary of Operating Communities
as of March 31, 2015

	Location	Current Effective Ownership	Year of Completion or Most Recent Substantial Development	Units	Percentage of Portfolio Based on YTD 2015 Same Store NOI
Stabilized / Non-Comparable Communities (continued):					
Consolidated joint venture					
Blue Sol	Costa Mesa, CA	100%	2014	113	
Southern California Totals				**113**	
Consolidated joint ventures					
4110 Fairmount	Dallas, TX	55%	2014	299	
Arpeggio Victory Park	Dallas, TX	55%	2014	377	
Muse Museum District	Houston, TX	55%	2014	270	
Allusion West University	Houston, TX	55%	2014	231	
Texas Totals				**1,177**	
Total Stabilized / Non-Comparable Communities			**2014**	**1,672**	
Lease Up (including operating communities and developments in lease up)[(3)]					
Consolidated joint venture					
Point 21	Denver, CO	55%	N/A	212	
Colorado Totals				**212**	
Consolidated joint venture					
Everly	Wakefield, MA	55%	2014	186	
New England Totals				**186**	
Total Lease up Communities			**2014**	**398**	
Total Operating Communities			**2009**	**10,841**	

(1) Acquired noncontrolling interest from PGGM in May 2015. For all but Veritas, we now own 100%. For Veritas, our effective ownership will be 100% and based on contributed capital will be 93.5%.

(2) During 2013, we completed the development of the second phase of Allegro which added an additional 121 units. The property was initially completed in 2010.

(3) These are communities included in the GAAP presentation in land, building and improvements except Point 21 which is partially included in land, buildings and improvements and the remaining balance is reflected in construction in progress on the consolidated balance sheet.

© 2015 Monogram Residential Trust, Inc. 15

(dollars in thousands) (unaudited) Community Location Ownership Proportionate Share Contractual Principal Balance (1)(2) Proportionate Share Contractual Accrued Interest Maturity Date Interest Rate (3) Jefferson at One Scottsdale Scottsdale, AZ 100% 22,712 $ 4,845 $ 12/7/2015 14.5% Kendall Square Miami Dade County, FL 100% 12,300 3,179 1/16/2016 15.0% Jefferson Center Richardson, TX 100% 14,989 2,163 9/4/2016 15.0% Jefferson Creekside Allen, TX 55.5% 7,837 1,344 8/15/2015 14.5% Our Proportionate Share 57,838 $ 11,531 $ 14.7% (1) Excludes certain GAAP consolidated costs, primarily related to accrued interest, deferred income and loan origination costs. (2) In addition to the note receivables presented in the table are short-term, interest bearing, bridge notes receivable made to our CO-JVs, secured by the related multifamily communities and total $23.7 million. Portfolio Overview Summary of Proportionate Share of Notes Receivable as of March 31, 2015 (3) The interest rate is calculated on a weighted average based on the contractual principal balance including only recurring interest. Excluded from the interest rate are fees paid at initial closing or final payment. © 2015 Monogram Residential Trust, Inc. 16

(dollars in thousands) (unaudited) 2015 2014 Change Rental revenue Same Store 48,439 $ 47,112 $ 2.8% Property sold in Q1 2014 - 355 N/A Acquisition 2,119 1,860 N/A Developments 6,085 855 N/A Total rental revenue 56,643 50,182 12.9% Property operating expenses, including real estate taxes Same Store 17,836 16,675 7.0% Property sold in Q1 2014 - 180 N/A Acquisition 658 623 N/A Developments 3,935 816 N/A Total property operating expenses, including real estate taxes 22,429 18,294 22.6% NOI Same Store 30,603 30,437 0.5% Property sold in 2014 - 175 N/A 2013 acquisition 1,461 1,237 N/A Developments 2,150 39 N/A Total NOI 34,214 $ 31,888 $ 7.3% Number of operating communities (including Lease ups) as of March 31 Same Store 31 31 - Acquisition 1 1 - Developments 8 3 5 Total operating communities 40 35 5 Operating Performance Consolidated Net Operating Income Three Months Ended March 31, © 2015 Monogram Residential Trust, Inc. 17

(in thousands) (unaudited) 2015 2014 Reconciliation of net income (loss) to Same Store Net Operating Income: Net income (loss) (1,177) $ 14,476 $ Adjustments to reconcile net income (loss) to Net Operating Income: Corporate property management expenses 1,814 1,900 General and administrative expenses 4,776 3,360 Asset management expenses - 1,880 Acquisition expenses - (17) Transition expenses - 520 Interest expense 5,997 5,331 Depreciation and amortization 25,380 22,977 Interest income (2,597) (2,446) Gain on sale of real estate - (16,167) Loss on early extinguishment of debt - 230 Other, net 21 (156) Net Operating Income 34,214 31,888 Less: non-comparable Rental revenue (8,204) (3,070) Property operating expenses, including real estate taxes 4,593 1,619 Same Store Net Operating Income 30,603 $ 30,437 $ March 31, Operating Performance Three Months Ended Reconciliation of Consolidated Net Operating Income © 2015 Monogram Residential Trust, Inc. 18

Operating Performance
Consolidated QTD Net Operating Income by Geographic Region and Market

(dollars in thousands) (unaudited)

	Rental Revenue			Property Operating Expenses			Net Operating Income		
	QTD 1Q 2015	QTD 1Q 2014	% Change	QTD 1Q 2015	QTD 1Q 2014	% Change	QTD 1Q 2015	QTD 1Q 2014	% Change
Same Store									
Colorado									
Denver	$ 5,433	$ 5,007	8.5%	$ 1,562	$ 1,510	3.4%	$ 3,871	$ 3,497	10.7%
Colorado Total	**5,433**	**5,007**	**8.5%**	**1,562**	**1,510**	**3.4%**	**3,871**	**3,497**	**10.7%**
Florida									
North Florida	1,650	1,572	5.0%	577	526	9.7%	1,073	1,046	2.6%
South Florida	1,790	1,824	-1.9%	729	705	3.4%	1,061	1,119	-5.2%
Florida Total	**3,440**	**3,396**	**1.3%**	**1,306**	**1,231**	**6.1%**	**2,134**	**2,165**	**-1.4%**
Georgia									
Atlanta	1,334	1,257	6.1%	545	489	11.5%	789	768	2.7%
Georgia Total	**1,334**	**1,257**	**6.1%**	**545**	**489**	**11.5%**	**789**	**768**	**2.7%**
Mid-Atlantic									
Washington D.C.	7,055	7,572	-6.8%	2,664	2,513	6.0%	4,391	5,059	-13.2%
Philadelphia	1,502	1,478	1.6%	725	729	-0.5%	777	749	3.7%
Mid-Atlantic Total	**8,557**	**9,050**	**-5.4%**	**3,389**	**3,242**	**4.5%**	**5,168**	**5,808**	**-11.0%**
Illinois									
Chicago	2,364	2,262	4.5%	790	837	-5.6%	1,574	1,425	10.5%
Illinois Total	**2,364**	**2,262**	**4.5%**	**790**	**837**	**-5.6%**	**1,574**	**1,425**	**10.5%**
Nevada									
Las Vegas	1,850	1,794	3.1%	637	613	3.9%	1,213	1,181	2.7%
Nevada Total	**1,850**	**1,794**	**3.1%**	**637**	**613**	**3.9%**	**1,213**	**1,181**	**2.7%**
New England									
Boston	3,820	3,597	6.2%	1,680	1,392	20.7%	2,140	2,205	-2.9%
New England Total	**3,820**	**3,597**	**6.2%**	**1,680**	**1,392**	**20.7%**	**2,140**	**2,205**	**-2.9%**
Northern California									
San Francisco	6,066	5,551	9.3%	1,891	1,743	8.5%	4,175	3,808	9.6%
Northern California Total	**6,066**	**5,551**	**9.3%**	**1,891**	**1,743**	**8.5%**	**4,175**	**3,808**	**9.6%**
Southern California									
Los Angeles	6,115	5,815	5.2%	1,901	1,820	4.5%	4,214	3,995	5.5%
Southern California Total	**6,115**	**5,815**	**5.2%**	**1,901**	**1,820**	**4.5%**	**4,214**	**3,995**	**5.5%**
Texas									
Dallas	4,523	4,427	2.2%	2,007	1,834	9.4%	2,516	2,593	-3.0%
Houston	4,937	4,956	-0.4%	2,128	1,964	8.4%	2,809	2,992	-6.1%
Texas Total	**9,460**	**9,383**	**0.8%**	**4,135**	**3,798**	**8.9%**	**5,325**	**5,585**	**-4.7%**
Total Same Store	**48,439**	**47,112**	**2.8%**	**17,836**	**16,675**	**7.0%**	**30,603**	**30,437**	**0.5%**

(Table continued on next page)

© 2015 Monogram Residential Trust, Inc. 19

Operating Performance

Consolidated QTD Net Operating Income by Geographic Region and Market

(dollars in thousands) (unaudited)

	Rental Revenue			Property Operating Expenses			Net Operating Income		
	QTD 1Q 2015	QTD 1Q 2014	% Change	QTD 1Q 2015	QTD 1Q 2014	% Change	QTD 1Q 2015	QTD 1Q 2014	% Change
Stabilized Non-Comparable									
Florida									
South Florida	1,016	762	N/A	391	381	N/A	625	381	N/A
Florida Total	1,016	762	N/A	391	381	N/A	625	381	N/A
Northern California									
San Francisco	2,119	1,860	N/A	658	623	N/A	1,461	1,237	N/A
Northern California Total	2,119	1,860	N/A	658	623	N/A	1,461	1,237	N/A
Southern California									
Los Angeles	421	-	N/A	365	-	N/A	56	-	N/A
Southern California Total	421	-	N/A	365	-	N/A	56	-	N/A
Texas									
Dallas	2,200	31	N/A	1,281	219	N/A	919	(188)	N/A
Houston	2,060	62	N/A	1,069	194	N/A	991	(132)	N/A
Texas Total	4,260	93	N/A	2,350	413	N/A	1,910	(320)	N/A
Total Stabilized Non-Comparable	7,816	2,715	188%	3,764	1,417	166%	4,052	1,298	212%
Lease up (includes operating and development									
Colorado	74	-	N/A	213	-	N/A	(139)	-	N/A
New England	299	-	N/A	368	-	N/A	(69)	-	N/A
Total Lease up	373	-	N/A	581	-	N/A	(208)	-	N/A
Dispositions and other non-lease up developments	15	355	N/A	248	202	N/A	(233)	153	N/A
Total Portfolio	$ 56,643	$ 50,182	12.9%	$ 22,429	$ 18,294	22.6%	$ 34,214	$ 31,888	7.3%

Note: Certain amounts from the Proportionate Operating Information and FFO differ from the amounts above due to adjustments for non-FFO items (e.g., straight-line rents and start up expenses).

© 2015 Monogram Residential Trust, Inc. 20

Operating Performance

Consolidated Operating Metrics by Geographic Region and Market

	Units	Operating Margin		Period End Occupancy		Weighted Average Occupancy		Monthly Rental Revenue Per Unit [1]	
	QTD 1Q 2015	QTD 1Q 2015	QTD 1Q 2014	QTD 1Q 2015	QTD 1Q 2014	QTD 1Q 2015	QTD 1Q 2014	QTD 1Q 2015	QTD 1Q 2014
Same Store									
Colorado									
Denver		71.2%	69.8%	95.2%	94.1%	95.4%	95.5%	$ 1,762	$ 1,659
Colorado Total	**996**	**71.2%**	**69.8%**	**95.2%**	**94.1%**	**95.4%**	**95.5%**	**1,762**	**1,659**
Florida									
North Florida		65.0%	66.5%	97.4%	93.9%	94.9%	93.4%	1,198	1,148
South Florida		59.3%	61.3%	96.1%	95.0%	92.7%	90.7%	2,159	2,173
Florida Total	**704**	**62.0%**	**63.8%**	**96.9%**	**94.3%**	**94.0%**	**92.3%**	**1,579**	**1,554**
Georgia									
Atlanta		59.1%	61.1%	96.1%	96.1%	97.5%	95.1%	1,422	1,365
Georgia Total	**283**	**59.1%**	**61.1%**	**96.1%**	**96.1%**	**97.5%**	**95.1%**	**1,422**	**1,365**
Mid-Atlantic									
Washington D.C.		62.2%	66.8%	92.8%	93.1%	91.2%	92.5%	2,110	2,178
Philadelphia		51.7%	50.7%	92.9%	95.5%	94.7%	95.0%	1,587	1,540
Mid-Atlantic Total	**1,412**	**60.4%**	**64.2%**	**92.9%**	**93.6%**	**94.7%**	**95.0%**	**1,996**	**2,039**
Illinois									
Chicago		66.6%	63.0%	94.0%	98.3%	92.7%	95.0%	2,482	2,405
Illinois Total	**298**	**66.6%**	**63.0%**	**94.0%**	**98.3%**	**92.7%**	**95.0%**	**2,482**	**2,405**
Nevada									
Las Vegas		65.6%	65.8%	94.7%	93.6%	93.6%	94.4%	1,023	1,023
Nevada Total	**598**	**65.6%**	**65.8%**	**94.7%**	**93.6%**	**93.6%**	**94.4%**	**1,023**	**1,023**
New England									
Boston		56.0%	61.3%	97.8%	96.2%	96.2%	94.1%	1,603	1,522
New England Total	**772**	**56.0%**	**61.3%**	**97.8%**	**96.2%**	**96.2%**	**94.1%**	**1,603**	**1,522**
Northern California									
San Francisco		68.8%	68.6%	95.3%	95.7%	95.8%	95.9%	2,637	2,454
Northern California Total	**751**	**68.8%**	**68.6%**	**95.3%**	**95.7%**	**95.8%**	**95.9%**	**2,637**	**2,454**
Southern California									
Los Angeles		68.9%	68.7%	95.5%	94.6%	95.5%	95.2%	2,180	2,112
Southern California Total	**889**	**68.9%**	**68.7%**	**95.5%**	**94.6%**	**95.5%**	**95.2%**	**2,180**	**2,112**
Texas									
Dallas		55.6%	58.6%	95.1%	93.8%	94.4%	93.9%	1,553	1,509
Houston		56.9%	60.4%	93.6%	95.8%	94.5%	92.9%	1,510	1,498
Texas Total	**2,068**	**56.3%**	**59.5%**	**94.3%**	**94.8%**	**94.4%**	**93.4%**	**1,531**	**1,503**
Total Same Store	**8,771**	**63.2%**	**64.6%**	**95.0%**	**94.8%**	**94.5%**	**94.1%**	**1,797**	**1,749**

(Table continued on next page)

© 2015 Monogram Residential Trust, Inc. 21

Operating Performance
Consolidated Operating Metrics by Geographic Region and Market

	Units	Operating Margin		Period End Occupancy		Weighted Average Occupancy		Monthly Rental Revenue Per Unit [1]	
	QTD 1Q 2015	QTD 1Q 2015	QTD 1Q 2014	QTD 1Q 2015	QTD 1Q 2014	QTD 1Q 2015	QTD 1Q 2014	QTD 1Q 2015	QTD 1Q 2014
Stabilized Non-Comparable									
Florida									
South Florida		61.5%	N/A	96.7%	95.6%	95.0%	97.2%	1,857	N/A
Florida Total	**180**	**61.5%**	N/A	**96.7%**	**95.6%**	**95.0%**	**97.2%**	**1,857**	N/A
Northern California									
San Francisco		68.9%	N/A	97.0%	97.5%	97.0%	96.2%	3,413	N/A
Northern California Total	**202**	**68.9%**	N/A	**97.0%**	**97.5%**	**97.0%**	**96.2%**	**3,413**	N/A
Southern California									
Los Angeles		13.3%	N/A	91.2%	N/A	76.1%	36.3%	2,474	N/A
Southern California Total	**113**	**13.3%**	N/A	**91.2%**	**N/A**	**76.1%**	**36.3%**	**2,474**	N/A
Texas									
Dallas		41.8%	N/A	89.9%	4.7%	76.1%	64.1%	1,534	N/A
Houston		48.1%	N/A	90.2%	8.0%	82.2%	68.6%	1,770	N/A
Texas Total	**1,177**	**44.8%**	N/A	**90.1%**	**6.1%**	**78.7%**	**66.0%**	**1,635**	N/A
Total Stabilized Non-Comparable	**1,672**	51.8%	N/A	91.7%	**26.4%**	**82.5%**	71.0%	1,930	N/A
Lease up (includes operating and development communities)									
Colorado	212	N/A	N/A	24.5%	N/A	13.4%	3.3%	N/A	N/A
New England	186	N/A	N/A	39.8%	N/A	34.4%	12.0%	N/A	N/A
Total Lease up	**398**	N/A	N/A	31.7%	N/A	23.2%	7.4%	N/A	N/A

Market	Percentage of Same Store Portfolio Based on QTD 2015 Same Store Consolidated NOI	Percentage of Total Portfolio Based on QTD 2015 Consolidated NOI
	QTD 1Q 2015	QTD 1Q 2015
Washington DC	14.3%	12.8%
Los Angeles	13.8%	12.4%
San Francisco	13.6%	16.4%
Denver	12.6%	10.9%
Houston	9.2%	11.1%
Dallas	8.2%	9.7%
Boston	7.0%	6.0%
Chicago	5.1%	4.6%
Las Vegas	4.0%	3.5%
North Florida	3.5%	3.1%
South Florida	3.5%	4.9%
Atlanta	2.6%	2.1%
Philadelphia	2.5%	2.3%
	100%	100%

(1) - Monthly rental revenue per unit is only provided for communities that are stabilized as of the end of the period. Monthly rental revenue per unit is not meaningful prior to stabilization.

© 2015 Monogram Residential Trust, Inc. 22

Operating Performance

Proportionate QTD Net Operating Income by Geographic Region and Market

(dollars in thousands) (unaudited)

	Rental Revenue			Property Operating Expenses			Net Operating Income		
	QTD 1Q 2015	QTD 1Q 2014	% Change	QTD 1Q 2015	QTD 1Q 2014	% Change	QTD 1Q 2015	QTD 1Q 2014	% Change
Same Store									
Colorado									
Denver	$ 2,998	$ 2,763	8.5%	$ 862	$ 833	3.5%	$ 2,136	$ 1,930	10.7%
Colorado Total	**2,998**	**2,763**	**8.5%**	**862**	**833**	**3.5%**	**2,136**	**1,930**	**10.7%**
Florida									
North Florida	915	872	4.9%	320	292	9.6%	595	580	2.6%
South Florida	992	1,011	-1.9%	404	391	3.3%	588	620	-5.2%
Florida Total	**1,907**	**1,883**	**1.3%**	**724**	**683**	**6.0%**	**1,183**	**1,200**	**-1.4%**
Georgia									
Atlanta	1,334	1,257	6.1%	545	489	11.5%	789	768	2.7%
Georgia Total	**1,334**	**1,257**	**6.1%**	**545**	**489**	**11.5%**	**789**	**768**	**2.7%**
Mid-Atlantic									
Washington D.C.	3,905	4,191	-6.8%	1,475	1,391	6.0%	2,430	2,800	-13.2%
Philadelphia	826	813	1.6%	399	401	-0.5%	427	412	3.6%
Mid-Atlantic Total	**4,731**	**5,004**	**-5.5%**	**1,874**	**1,792**	**4.6%**	**2,857**	**3,212**	**-11.1%**
Illinois									
Chicago	2,364	2,262	4.5%	790	837	-5.6%	1,574	1,425	10.5%
Illinois Total	**2,364**	**2,262**	**4.5%**	**790**	**837**	**-5.6%**	**1,574**	**1,425**	**10.5%**
Nevada									
Las Vegas	1,023	992	3.1%	352	339	3.8%	671	653	2.8%
Nevada Total	**1,023**	**992**	**3.1%**	**352**	**339**	**3.8%**	**671**	**653**	**2.8%**
New England									
Boston	2,614	2,461	6.2%	1,174	980	19.8%	1,440	1,481	-2.8%
New England Total	**2,614**	**2,461**	**6.2%**	**1,174**	**980**	**19.8%**	**1,440**	**1,481**	**-2.8%**
Northern California									
San Francisco	3,976	3,627	9.6%	1,246	1,141	9.2%	2,730	2,486	9.8%
Northern California Total	**3,976**	**3,627**	**9.6%**	**1,246**	**1,141**	**9.2%**	**2,730**	**2,486**	**9.8%**
Southern California									
Los Angeles	3,367	3,202	5.2%	1,047	1,002	4.5%	2,320	2,200	5.5%
Southern California Total	**3,367**	**3,202**	**5.2%**	**1,047**	**1,002**	**4.5%**	**2,320**	**2,200**	**5.5%**
Texas									
Dallas	3,483	3,430	1.5%	1,524	1,408	8.2%	1,959	2,022	-3.1%
Houston	3,643	3,668	-0.7%	1,559	1,438	8.4%	2,084	2,230	-6.5%
Texas Total	**7,126**	**7,098**	**0.4%**	**3,083**	**2,846**	**8.3%**	**4,043**	**4,252**	**-4.9%**
Total Same Store	**31,440**	**30,549**	**2.9%**	**11,697**	**10,942**	**6.9%**	**19,743**	**19,607**	**0.7%**

(Table continued on next page)

© 2015 Monogram Residential Trust, Inc. 23

Operating Performance
Proportionate QTD Net Operating Income by Geographic Region and Market

(dollars in thousands) (unaudited)

	Rental Revenue			Property Operating Expenses			Net Operating Income		
	QTD 1Q 2015	QTD 1Q 2014	% Change	QTD 1Q 2015	QTD 1Q 2014	% Change	QTD 1Q 2015	QTD 1Q 2014	% Change
Stabilized Non-Comparable									
Florida									
South Florida	563	422	N/A	216	212	N/A	347	210	N/A
Florida Total	563	422	N/A	216	212	N/A	347	210	N/A
Northern California									
San Francisco	2,119	1,860	N/A	658	623	N/A	1,461	1,237	N/A
Northern California Total	2,119	1,860	N/A	658	623	N/A	1,461	1,237	N/A
Southern California									
Los Angeles	421	-	N/A	365	-	N/A	56	-	N/A
Southern California Total	421	-	N/A	365	-	N/A	56	-	N/A
Texas									
Dallas	1,220	17	N/A	711	121	N/A	509	(104)	N/A
Houston	1,142	35	N/A	593	108	N/A	549	(73)	N/A
Texas Total	2,362	52	N/A	1,304	229	N/A	1,058	(177)	N/A
Total Stabilized Non-Comparable	5,465	2,334	134%	2,543	1,064	139%	2,922	1,270	130%
Lease up (includes operating and development									
Colorado	41	-	N/A	118	-	N/A	(77)	-	N/A
New England	166	-	N/A	204	-	N/A	(38)	-	N/A
Total Lease up	207	-	N/A	322	-	N/A	(115)	-	N/A
Dispositions and other non-lease up developments	9	198	N/A	142	111	N/A	(133)	87	N/A
Total Portfolio	$ 37,121	$ 33,081	12.2%	$ 14,704	$ 12,117	21.4%	$ 22,417	$ 20,964	6.9%

Note: Certain amounts from the Proportionate Operating Information and FFO differ from the amounts above due to adjustments for non-FFO items (e.g., straight-line rents and start up expenses).

© 2015 Monogram Residential Trust, Inc. 24

(dollars in thousands) (unaudited) Same Store Properties Detailed Comparison by Major Operating Expense Categories Onsite management 492 $ 13.0% Marketing 37 6.2% Maintenance, including expensed turnover costs (2) 323 11.3% Utilities (17) -0.8% Insurance 148 25.3% Real estate taxes 175 2.6% Other 3 4.2% Total Operating Expenses 1,161 $ 7.0% (1) A positive percent change represents an increase in expense and a negative percent change represents a decrease in expense. (2) Dollar change includes snow removal and winter related expenses of $191, accounting for approximately 6.7% of the 11.3% maintenance increase and 1.1% of the 7.0% total increase. Operating Performance Dollar Change YTD Q1 2015 Compared to YTD Q1 2014 Percent Change YTD Q1 2015 Compared to YTD Q1 2014 (1) Consolidated QTD Comparisons of Same Store Operating Expenses © 2015 Monogram Residential Trust, Inc. 25

(dollars in thousands) (unaudited) Proportionate Share: Total General and administrative and corporate property management expenses 4,106 $ 1,779 $ 5,885 $ 23,540 $ Less: Asset management and property management fee income (425) (728) (1,153) (4,612) Net Expenses 3,681 1,051 4,732 18,928 Net Expenses as percentage of Total Consolidated Revenue 6.5% 1.8% 8.3% 8.3% Net Expenses as percentage of Total Consolidated Gross Assets 0.11% 0.03% 0.14% 0.56% For the Three Months Ended March 31, 2015 Operating Performance Proportionate Share QTD General Administrative and Corporate PropertyManagement Expenses General and Administrative Expenses Corporate Property Management Expenses Total Expenses Annualized Total Expenses Note: Effective June 30, 2014, we completed our transition to a fully integrated self-managed company. Accordingly, expenses and offsetting fee income are only meaningful for the current quarter and annualized. Total consolidated gross assets, which add back accumulated depreciation and amortization, is included as a benchmark as it is representative of the Company's assets under management. © 2015 Monogram Residential Trust, Inc. 26

Capital Deployment
Summary of Developments
as of March 31, 2015

(dollars in thousands) (unaudited)

Community	Ownership %	Actual/ Estimated Units	Actual/ Estimated Construction Start Date	Actual/ Estimated Date First Units	Actual/ Estimated Completion Date [1]	Actual/ Estimated Stabilization Date [1]	Estimated Economic Cost per Unit	Occupancy	Percent Complete	Our Proportionate Share: Estimated Total Economic Costs	Our Proportionate Share: Economic Costs Incurred as of 03/31/2015	Our Proportionate Share: Projected NOI Yield at Stabilization
Operating Communities Stabilized During Current Quarter or in Lease Up [2]												
4110 Fairmount - Dallas, TX	55.5%	299	3Q 2012	2Q 2014	3Q 2014	1Q 2015	$ 139,590	90%	100%	$ 23,143	$ 23,143	7.8%
Arpeggio Victory Park - Dallas, TX	55.5%	377	3Q 2012	1Q 2014	3Q 2014	1Q 2015	146,398	90%	98%	30,604	30,072	6.7%
Blue Sol - Costa Mesa, CA	100%	113	2Q 2013	3Q 2014	3Q 2014	1Q 2015	316,203	91%	97%	35,731	34,697	6.5%
Everly - Wakefield, MA	55.5%	186	2Q 2013	3Q 2014	4Q 2014	3Q 2015	258,330	40%	92%	26,644	24,605	6.1%
Muse Museum District - Houston, TX	55.5%	270	1Q 2013	3Q 2014	4Q 2014	1Q 2015	170,339	91%	100%	25,502	25,456	7.1%
Total Stabilized During the Current Qtr or in Lease Up		**1,245**					**182,089**	**83%**	**97%**	**141,624**	**137,973**	**6.8%**
Developments in Lease Up												
Point 21 - Denver, CO	55.5%	212	1Q 2013	4Q 2014	2Q 2015	4Q 2015	224,280	25%	94%	26,365	24,862	5.9%
Total Developments in Lease Up		**212**					**224,280**	**25%**	**94%**	**26,365**	**24,862**	**5.9%**
Construction												
SEVEN - Austin, TX	55.5%	220	4Q 2012	2Q 2015	3Q 2015	1Q 2016	254,797	N/A	92%	31,083	28,642	7.9%
Cyan on Peachtree - Atlanta, GA	55.5%	329	4Q 2013	2Q 2015	3Q 2015	3Q 2016	205,713	N/A	92%	37,528	34,479	6.1%
Zinc - Cambridge, MA	55.5%	392	2Q 2013	3Q 2015	4Q 2015	1Q 2017	462,316	N/A	82%	100,491	82,848	5.8%
SoMa - Miami, FL	55.5%	418	4Q 2013	3Q 2015	4Q 2015	4Q 2016	235,182	N/A	77%	54,511	42,124	6.2%
On Mission Lofts - San Francisco, CA	55.5%	121	2Q 2014	4Q 2015	4Q 2015	2Q 2016	537,782	N/A	61%	36,082	21,831	4.8%
The Alexan - Dallas, TX	49.9%	365	3Q 2013	2Q 2015	1Q 2016	4Q 2016	247,560	N/A	67%	45,098	30,270	6.4%
The Verge - San Diego, CA	70.3%	444	4Q 2013	3Q 2015	1Q 2016	2Q 2017	277,322	N/A	66%	86,561	56,852	6.1%
Nouvelle - Tysons Corner, VA	55.5%	461	4Q 2013	3Q 2015	2Q 2016	3Q 2017	421,329	N/A	64%	107,702	69,045	6.2%
Uptown Delray - Del Ray Beach, FL	55.5%	146	4Q 2014	3Q 2016	4Q 2016	2Q 2017	278,812	N/A	30%	22,572	6,719	6.3%
Shady Grove - Rockville, MD	100%	366	3Q 2014	3Q 2016	1Q 2017	4Q 2017	244,683	N/A	41%	89,554	36,461	6.1%
Total Construction		**3,262**					**308,499**	**N/A**	**67%**	**611,182**	**409,271**	**6.1%**
Pre-development												
Huntington Beach - Huntington Beach, CA [3]	65.4%	510	2Q 2015	1Q 2017	1Q 2018	3Q 2018	320,385	N/A	22%	106,779	23,725	6.4%
Total Pre-development		**510**					**320,385**	**N/A**	**22%**	**106,779**	**23,725**	**6.4%**
Land Held for Future Development												
Renaissance Phase II - Concord, CA	55.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5,462	
Total Developments		**5,229**					**$ 276,146**		**67%**	**$ 885,950**	**$ 601,293**	**6.3%**

(1) The estimated completion and stabilization dates are primarily based on contractual arrangements adjusted for certain events (e.g., weather delays, labor availability and change orders).
(2) These are communities included in the GAAP presentation in land, buildings and improvements but that are still in lease up or stabilized during the current quarter and still have some remaining development costs.
(3) The ownership percentage for Huntington Beach is based upon the economics assuming completion of the development.

© 2015 Monogram Residential Trust, Inc. 27

(dollars in thousands) (unaudited) As of March 31, 2015 Estimated Development Cash Costs to Complete: Proportionate Share: Estimated Total Economic Costs (page 27) $ 885,950 Less: Costs incurred (excluding land held for development) (595,831) Plus: Net accrued and unpaid estimated economic costs (including retainage, construction payables and construction escrows) 49,433 Total Estimated Development Cash Costs to Complete 339,552 $ Total Estimated Development Cash Costs to Complete by Funding Source Construction loan draws (51% related to binding loan commitments) (1) 304,898 $ Other, including cash and our existing credit facilities 34,654 Total Estimated Development Cash Costs to Complete 339,552 $ (1) Expect to obtain loan commitments for the remainder. 2015 2014 Other Development Costs: Proportionate Share: Capitalized Development Costs: Interest 2,872 $ 2,614 $ Real estate taxes 832 838 Direct overhead 211 218 Total Capitalized Development Costs 3,915 $ 3,670 $ Development Related Costs (Expensed): NOI and development expenses (362) $ (232) $ Interest expense (62) - Total Development Costs (Expensed) (424) $ (232) $ Three Months Ended March 31, Capital Deployment Development Cash Costs to Complete, Interest and Other Costs © 2015 Monogram Residential Trust, Inc. 28

(dollars in thousands, except costs per unit) (unaudited) Location Vara San Francisco, CA 202 108,700 $ 538,119 $ 108,700 $ - $ Location 100% per Unit Our Share 100% Our Share Tupelo Alley Portland, OR 188 52,855 $ 281,143 $ 29,308 $ 33,379 $ 18,509 $ 39,930 $ 4.3% Grand Reserve Orange Orange, CT 168 35,300 210,119 35,300 34,273 34,273 25,747 5.2% Halstead Houston, TX 301 43,495 144,500 23,922 42,245 23,290 33,336 5.2% Cyan/PDX Portland, OR 352 95,750 272,017 52,663 95,514 52,533 81,610 3.6% The Reserve at John's Creek Walk Johns Creek, GA 210 37,250 177,381 18,400 33,263 6,600 29,753 5.2% Total 1,219 264,650 $ 217,105 $ 159,593 $ 238,674 $ 135,205 $ 210,376 $ 4.4% 2014 2013 Communities Sold Communities Acquired 2013 Cash Proceeds Capital Deployment Acquisition and Disposition Summary Gross Book Value at Time of Sale Exit Capitalization Rate as of March 31, 2015 Assumed Debt Number of Units Number of Units Purchase Price Our Share Purchase Price 100% Purchase Price per Unit Gross Sales Price © 2015 Monogram Residential Trust, Inc. 29

(dollars in thousands, except per unit amounts) (unaudited) 2015 2014 % Change Capital Expenditures - Same Store Recurring 420 $ 354 $ 18.6% Non-Recurring 1,170 899 30.1% Revenue Producing 178 159 11.9% Total capital expenditures - Same Store 1,768 $ 1,412 $ 25.2% Capital Expenditures per Unit - Same Store Recurring 48 $ 40 $ 20.0% Non-Recurring 133 102 30.4% Revenue Producing 21 19 10.5% Total capital expenditures per unit - Same Store 202 $ 161 $ 25.5% Capital Expenditures as a Percentage of Rental Revenue - Same Store Recurring 0.9% 0.8% Non-Recurring 2.4% 1.9% Revenue Producing 0.4% 0.3% Total capital expenditures as a percentage of rental revenue - Same Store 3.7% 3.0% Capital Deployment Capital Expenditures - Same Store Three Months Ended March 31, © 2015 Monogram Residential Trust, Inc. 30

Capitalization
Debt Summary

(dollars in thousands) (unaudited)

	As of March 31, 2015				
	Total Consolidated Balance [1] [2]	Weighted Average Time to Maturity	Weighted Average Contractual Interest Rate	Proportionate Share of Contractual Balance [3]	Percent of Total Debt
Company Level Debt					
Fixed Rate - Mortgages Payable	$ 87,250	4.9 years	3.95%	$ 87,250	11.2%
Variable Rate - Construction Notes Payable - Recourse Debt [4]	50,013	3.1 years	2.30%	50,013	6.4%
$150 Million Credit Facility	35,000	2.0 years	2.26%	35,000	4.5%
$200 Million Credit Facility	-	4.8 years	2.68%	-	0.0%
Total Company Level Debt	172,263	3.8 years	3.66%	172,263	22.1%
Co-Investment Venture Level Debt					
Fixed Rate - Mortgages Payable	777,049	3.1 years	3.70%	431,184	55.3%
Variable Rate - Mortgages Payable	11,859	2.0 years	2.53%	6,523	0.8%
Fixed Rate - Construction Notes Payable	63,170	2.4 years	4.14%	33,144	4.2%
Variable Rate - Construction Notes Payable	242,859	2.9 years	2.28%	136,760	17.5%
Total Co-Investment Venture Level Debt	1,094,937	**3.0 years**	3.39%	607,611	77.9%
Total Debt	**$ 1,267,200**	**3.1 years**	**3.36%**	**$ 779,874**	**100.0%**

Debt Maturities

	As of March 31, 2015	
Aggregate Debt Maturities by Year	Weighted Average Rate on Debt Maturities	Proportionate Share of Contractual Balance [3]
April through December 2015 [5]	4.00%	$ 16,251
2016	4.00%	102,906
2017	3.00%	197,344
2018	3.20%	242,567
2019	3.20%	126,072
Thereafter	3.69%	94,734
Total Debt Maturities	**3.36%**	**$ 779,874**

(1) The amounts listed below are the contractual amounts on each loan at 100% regardless of the Company's ownership plus the unamortized adjustments from business combinations included in the GAAP amounts listed on the consolidated balance sheet.

(2) All of the Company's debt is secured debt.

(3) Excludes certain GAAP consolidated costs, primarily related to unamortized adjustments from business combinations. Our proportionate share includes 100% of the recourse guarantees discussed in (4) below regardless of our actual effective ownership percentage.

(4) The portion for which the Company has provided recourse guarantees. As of March 31, 2015, $103.9 million (19%) of the maximum loan commitment is guaranteed. Non-guaranteed portion is included in Co-Investment Venture level.

(5) In Q2 2015, $12.6 million of the 2015 maturities were paid off and funded from draws on our credit facilities.

© 2015 Monogram Residential Trust, Inc. 31

(dollars in thousands) (unaudited) Capitalization Debt Summary 2015 2014 Fixed Charge coverage ratio 2.79x 2.85x Debt to EBITDA (1) 10.58x 9.55x Net Debt to EBITDA (1) 9.99x 6.77x Adjusted Financial Ratios - Excluding Development Activity Fixed Charge coverage ratio 3.53x 3.04x Debt to EBITDA (1)(2) 7.44x 8.76x Net Debt to EBITDA(1)(2) 6.86x 6.02x (1) EBITDA is annualized for last quarter for the respective reporting periods. Fixed charges: 2015 2014 Contractual interest expense 10,596 $ 9,452 $ Non-redeemable noncontrolling interests expense (subsidiary preferred units dividends) 85 75 Fixed charges 10,681 9,527 Less: Development related fixed charges (2,033) (465) Fixed charges, excluding development activity 8,648 $ 9,062 $ Debt: March 31, 2015 March 31, 2014 Mortgages, notes payable and credit facilities 1,267,200 $ 1,042,468 $ Less: Mortgage premium - GAAP (3,768) (6,159) Contractual debt 1,263,432 1,036,309 Less: Cash and cash equivalents (70,379) (302,077) Net debt 1,193,053 734,232 Less: Development related debt (356,042) (70,965) Net debt, excluding development activity 837,012 $ 663,267 $ (2) Adjusted EBITDA, excluding development activity 2015 2014 EBITDA (page 10) 29,848 $ 27,127 $ Plus: NOI and Developments costs expensed (page 28), consolidated 653 418 Adjusted EBITDA, excluding development activity 30,501 $ 27,545 Annualized EBITDA, excluding development activity 122,003 $ 110,182 $ Consolidated Leverage Ratios Three Months Ended March 31, Three Months Ended March 31, Three Months Ended March 31, Three Months Ended March 31, © 2015 Monogram Residential Trust, Inc. 32

Capitalization
Debt Detail by Multifamily Community

(dollars in thousands) (unaudited)

	As of March 31, 2015			
	Total Contractual Balance [1][2]	Maturity Date	Contractual Interest Rate [3]	Proportionate Share of Contractual Balance [4]
Company Level Debt				
Fixed Rate - Mortgages Payable				
Acappella	$ 30,250	August-2018	3.86%	$ 30,250
Vara	57,000	December-2020	4.00%	57,000
Total Fixed Rate - Mortgages Payable	87,250		3.95%	87,250
Variable Rate - Construction Notes Payable - Recourse Debt [4]				
4110 Fairmount	6,206	April-2017	Monthly Libor + 2.25%	6,206
Muse Museum District	4,005	February-2018	Monthly Libor + 1.95%	4,005
Everly	3,203	June-2018	Monthly Libor + 2.00%	3,203
Point 21	2,404	December-2017	Monthly Libor + 2.00%	2,404
Nouvelle	5,418	August-2018	Monthly Libor + 2.10%	5,418
SEVEN	3,590	August-2018	Monthly Libor + 2.15%	3,590
The Verge	2,490	October-2018	Monthly Libor + 1.95%	2,490
SoMa	4,566	October-2017	Monthly Libor + 2.10%	4,566
Zinc	14,321	October-2018	Monthly Libor + 2.25%	14,321
Cyan on Peachtree	3,810	February-2018	Monthly Libor + 1.90%	3,810
Total Variable Rate - Construction Notes Payable - Recourse Debt	50,013		2.30%	50,013
$150 Million Credit Facility [5]	35,000	April-2017	Monthly Libor + 2.08%	35,000
Total Company Level Debt	172,263		3.66%	172,263
Co-Investment Venture Level Debt				
Fixed Rate - Mortgages Payable				
55 Hundred	41,624	January-2017	3.75%	23,081
7166 at Belmar	22,825	June-2015	4.11%	12,554
Acacia on Santa Rosa Creek	29,000	March-2020	3.17%	15,950
Argenta	51,000	August-2016	3.19%	28,050
Bailey's Crossing	76,000	July-2017	2.82%	42,142
Briar Forest Lofts	20,482	September-2017	4.46%	11,265
Burrough's Mill	24,743	October-2016	5.29%	13,609
The Cameron	64,577	July-2019	3.09%	35,808
The District Universal Boulevard	37,052	June-2018	4.54%	20,545
Eclipse	20,331	September-2017	4.46%	11,182
Fitzhugh Urban Flats	27,256	August-2017	4.35%	14,991
Forty 55 Lofts	25,500	October-2020	3.90%	14,025
The Gallery at NoHo Commons	51,300	November-2016	4.72%	28,215
Grand Reserve	20,668	May-2019	3.41%	15,369
The Lofts at Park Crest	32,218	January-2019	3.42%	17,720
San Sebastian	21,000	June-2020	3.31%	11,645
Satori	51,000	January-2019	3.54%	28,280
Skye 2905	56,100	June-2018	4.19%	31,107
Stone Gate	34,574	July-2018	4.24%	19,171
The Venue	10,500	January-2019	3.66%	5,775
Veritas	35,406	November-2019	2.77%	19,633
West Village	20,124	October-2019	2.48%	11,068
Total Fixed Rate - Mortgages Payable	773,280		3.70%	431,184

(Table continued on next page)

© 2015 Monogram Residential Trust, Inc. 33

Capitalization
Debt Detail by Multifamily Community

(dollars in thousands) (unaudited)

	As of March 31, 2015			
	Total Contractual Balance [1][2]	Maturity Date	Contractual Interest Rate [3]	Proportionate Share of Contractual Balance [4]
Variable Rate - Mortgages Payable				
The Lofts at Park Crest Retail	11,859	April-2017	Monthly Libor + 2.35%	6,523
Fixed Rate - Construction Notes Payable				
The Alexan	34,009	August-2018	4.00%	16,974
Arpeggio Victory Park	29,161	June-2016	4.31%	16,170
Total Fixed Rate - Construction Notes Payable	63,170		4.14%	33,144
Variable Rate - Construction Notes Payable				
4110 Fairmount	18,619	April-2017	Monthly Libor + 2.25%	10,324
Muse Museum District	22,695	February-2018	Monthly Libor + 1.95%	12,584
Everly	18,149	June-2018	Monthly Libor + 2.00%	10,063
Point 21	21,640	December-2017	Monthly Libor + 2.00%	11,999
Allusion West University	20,623	February-2016	Monthly Libor + 2.25%	11,436
Nouvelle [4]	16,253	August-2018	Monthly Libor + 2.10%	9,012
SEVEN	20,344	August-2018	Monthly Libor + 2.15%	11,281
The Verge	14,110	October-2018	Monthly Libor + 1.95%	9,919
SoMa	25,874	October-2017	Monthly Libor + 2.10%	14,347
Zinc	42,963	October-2018	Monthly Libor + 2.25%	23,823
Cyan on Peachtree	21,588	February-2018	Monthly Libor + 1.90%	11,971
Total Variable Rate - Construction Notes Payable	242,859		2.28%	136,760
Unamortized adjustments from business combinations [6]	3,769			2,081
Total Co-Investment Venture Level Debt	1,094,937		3.39%	609,692
Total Debt	$ 1,267,200		3.36%	$ 781,955

(1) The amounts listed below by multifamily community are the contractual amounts on each loan at 100% regardless of the Company's ownership and exclude any unamortized GAAP adjustments from business combinations.

(2) All of the Company's debt is secured debt.

(3) Total and sub-totals represent the weighted-average interest rates as of March 31, 2015. Monthly LIBOR as of March 31, 2015 is 0.18%.

(4) The portion for which the Company has provided recourse guarantees. Non-guaranteed portion is included in Co-Investment Venture level below.

(5) The $150 million credit facility is collateralized by the following multifamily communities: Burnham Pointe, The Reserve at LaVista Walk and Uptown Post Oak.

(6) The unamortized adjustments from business combinations included in the GAAP amounts listed on the consolidated balance sheet. The proportionate amount presented above by multifamily community excludes the unamortized adjustment as presented on the Capitalization - Debt Summary page.

© 2015 Monogram Residential Trust, Inc. 34

(dollars in thousands) (unaudited) Maximum Commitment Balance Unfunded Commitments Remaining Commitments $150 Million Credit facility - 100% our share 150,000 $ 35,000 $ 115,000 $ - $ $200 Million Credit facility - 100% our share 200,000 $ - $ 200,000 $ - $ Construction notes payable - Proportionate Share 362,604 $ 198,006 $ 164,598 $ - $ PGGM commitments (1) 300,000 $ 250,300 $ 23,785 $ 25,915 $ Developer partner commitment 3,668 $ 2,067 $ 1,601 $ - $ (1) PGGM's remaining commitment would apply to future investments. Capitalization Sources of Funds Available as of March 31, 2015 © 2015 Monogram Residential Trust, Inc. 35

(unaudited) Shares/Units Outstanding as of March 31, 2015 Coupon Par Value per Share Liquidation Preference per Share Preferred Securities: Series A Preferred Stock 10,000 7.0% 0.0001 $ 10.00 $ Common Stock and Common Stock Equivalents: Common stock (1) 166,517,649 Dilutive securities: Series A Preferred Stock - Restricted stock units 638,800 Total common stock and common stock equivalents 167,156,449 Equity Capitalization Preferred Stock, Common Stock and Common Stock Equivalents (1) The distribution for the first quarter of 2015 was $0.075 per share. © 2015 Monogram Residential Trust, Inc. 36

(dollars in thousands) (unaudited) Three Months Ended March 31, 2015 Adjustments As Adjusted Income Statement Data (Proportionate Share) Property revenue - stabilized portfolio (1) 36,905 $ (2,155) $ 34,750 $ Less: Property operating expenses, excluding property management expenses (1) (14,240) 1,399 (12,841) Less: Assumed market rate property management fee @ 3% of revenue (1,107) 65 (1,043) Adjusted property Net Operating Income 21,558 $ (691) $ 20,867 $ Annualized adjusted property Net Operating Income 86,231 $ (2,765) $ 83,465 $ Third party property management revenue (2) 728 $ - $ 728 $ Third party asset management revenue (2) 425 $ - $ 425 $ As of March 31, 2015 Adjustments As Adjusted Development Data (Proportionate Share) Development - Total Potential Value Creation (4) 231,677 $ - $ 231,677 $ Balance Sheet Data - Other Assets (Proportionate Share) Cash and cash equivalents 56,926 $ - $ 56,926 $ Land Held for Future Development (5) 5,462 - 5,462 Master partnership promote due to the company (6) 21,647 - 21,647 Notes receivable (7) 81,508 81,508 Other tangible assets (8) 22,604 - 22,604 Total Other Assets 188,147 $ - $ 188,147 $ Balance Sheet Data - Liabilities (Proportionate Share) Mortgages and notes payable (9) 725,044 $ 10,646 $ 735,690 $ Credit facility payable 35,000 - 35,000 Convertible preferred stock (10) - 100 100 Development promote and put options, net (11) 20,478 - 20,478 Other tangible liabilities (12) 77,240 - 77,240 Total Liabilities 857,762 $ 10,746 $ 868,508 $ Other Data Common stock outstanding 166,517,649 Convertible preferred stock (13) - Restricted stock units outstanding 638,800 Fully diluted shares outstanding 167,156,449 (See Notes to Road Map to Net Asset Value on next page) Net Asset Value Road Map to Net Asset Value Development (excludes land held for future development presented below) - Total Economic Costs incurred (3) 595,831 $ - $ 595,831 $ © 2015 Monogram Residential Trust, Inc. 37

(dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value Notes to Road Map to Net Asset Value on page 37: (1) Property revenue and property operating expenses - stabilized portfolio includes: Rental Revenue Same Store per page 23 31,440 $ Stabilized Non-Comparable per page 24 5,465 Less: Four multifamily communities not stabilized for the full 1st quarter of 2015 (2,155) 34,750 $ (2) Represents property and asset management revenue associated with third party joint venture assets per page 9. (3) Development - Total Potential Value Creation is calculated as: Economic Costs Incurred as of 3/31/2015 Total Developments per page 27 601,293 $ Less: Land held for future development per page 27 (5,462) 595,831 $ (6) Projected promote due to the company by PGGM based on estimated portfolio value. (7) Notes receivable is our proportionate share of the contractual principal balance as well as the $23.7 million bridge note receivable discussed in footnote 2 as presented on page 16. (8) Other tangible assets include: Escrows and restricted cash 5,440 $ Resident, tenant and other receivables 12,407 Prepaid assets and deposits 4,753 Interest rate caps 4 Total 22,604 $ (9) Includes mark-to-market adjustment to mortgages and notes payable. (10) Liquidation value of convertible preferred stock calculated as 10,000 shares at a liquidation value of $10.00 per share. (11) Developer's put options. No amounts currently attributable to developer promotes. (12) Other tangible liabilities include: Construction costs payable 48,830 $ Accounts payable and other liabilites 12,964 Distributions payable 12,540 Tenants security deposits 2,906 Total 77,240 $ (5) Land Held for Future Development per page 27. (4) Value creation is equal to projected future stabilized value less total Economic Costs. The projected future stabilized value is based on the projected annual NOI at stabilization, less capital reserves divided by the estimated current capitalization rate, increased by 10 bps for each year until stabilization. Total potential value creation represents the undiscounted total future value to be created at the stabilization date. (13) Potential dilution associated with the conversion of the outstanding Series A Preferred Stock utilizing the treasury stock method and common stock market price as of March 31, 2015. Property Operating Expenses 11,697 $ 2,543 (1,399) 12,841 $ © 2015 Monogram Residential Trust, Inc. 38

Co-Investment Venture Partners

Information on Joint Ventures

(dollars in thousands) (unaudited) as of March 31, 2015

Joint Venture Partner	Number of Multifamily Communities [1]	Range of Noncontrolling Interest Ownership %	GAAP Non -redeemable Noncontrolling Interest Balance	GAAP Redeemable Noncontrolling Interest Balance [2]	Unfunded Commitments
Stichting Depositary PGGM Private Real Estate Fund ("PGGM") [3]					
Stabilized operating portfolio - PGGM only	8	26% to 45%	$ 84,739	$ -	
Stabilized operating portfolio - includes other developer partners	8	0% to 45%	85,281	5,277	
Lease up operating portfolio - includes other developer partners	1	0% to 45%	9,837	1,344	
Development portfolio - PGGM only	2	45%	22,312	-	
Development portfolio - includes other developer partners	10	0% to 45%	179,097	22,166	
Total PGGM related joint ventures	**29**	**0% to 45%**	**381,266**	**28,787**	**$ 25,386**
Milky Way Partners, L.P. ("NPS") [4]					
Stabilized operating portfolio	14	45%	142,615	-	-
Developer partners [5]					
Development portfolio with developer partners only	2	0%	-	3,256	-
Total developer partners	**2**	**0%**	**-**	**3,256**	**-**
Subsidiary preferred units [6]			2,122	-	-
Total all joint venture partners	**45**		**$ 526,003**	**$ 32,043**	**$ 25,386**

(1) Certain multifamily communities include multiple joint venture partners that include PGGM and an additional developer partner. For purposes of the presentation in this table, the number of multifamily communities is included under PGGM and not under developer partners to avoid double counting of those multifamily communities.

(2) Includes developer partner put options of $30.2 million which have been recorded as of March 31, 2015 in the consolidated balance sheet.

(3) Stichting Depositary PGGM Private Real Estate Fund ("PGGM") is a $203 billion Dutch foundation acting in its capacity as title holder of and for the account of PGGM Private Real Estate Funds and its affiliates, a real estate investment vehicle for Dutch pension funds. Ten year (through 2023) - $300 million commitment including operating and development properties. We and, under certain circumstances, PGGM have buy/sell rights, which if exercised by us, may require us to acquire PGGM's respective ownership interest or if exercised by PGGM, may require us to sell our respective ownership interest.

(4) Milky Way Partners, L.P. ("NPS"), the primary partner of which is Korea Exchange Bank, as Trustee for and on behalf of National Pension Service (acting for and on behalf of the National Pension Fund of the Republic of Korea Government, a $429 billion fund). We and, under certain circumstances, NPS have buy/sell rights, which if exercised by us, may require us to acquire NPS's respective ownership interest or if exercised by NPS, may require us to sell our respective ownership interest.

(5) Developer partners include national or regional real estate developer/owners. Generally, the developer partners have initial capital requirements until certain milestones are achieved, at which point their initial capital contributions are returned to them. The developer partners have a back-end interest generally only attributable to distributions related to a property sale or financings. The developer partners also have put options, one year after completion of the development where we (and in most cases PGGM) would be required to acquire their back-end interest at a set price as well as options to trigger a mark-to-market process after the seventh year after completion and a buy/sell after the tenth year. The amount of the put options range from $0.8 million to $6.4 million.

(6) Subsidiary perferred units issued in order for PGGM and NPS investments to qualify as a REIT. Units are callable at our option, paying an annual distribution of 12.5% on the face amount of $500 per unit.

© 2015 Monogram Residential Trust, Inc. 39

Capital Expenditures Community Classifications Debt Classifications Definitions and other Explanatory Information Recurring Amounts capitalized in accordance with GAAP that help preserve but generally not increase the value and functionality of the community, such as replacements for appliances, carpeting and floorings, HVAC equipment and individual unit turnover costs. Repairs and maintenance amounts are expensed as incurred. Revenue Producing Amounts capitalized in accordance with GAAP that are expected to directly increase rental rates, such as major renovations and rehabilitations of units and common areas, improvements to leasable areas, retail tenant improvements and leasing. Costs related to developments and entire community rehabilitations are not included in Revenue Producing. Construction A multifamily community is considered under development and construction once we have signed a general contractors agreement and vertical construction has begun and ends once lease up has started. Communities under construction are classified as construction in progress for GAAP presentation. Land Held for Future Development Land held with no current significant development activity but may include development in the future is considered land held for future development. Stabilized We consider a property to be Stabilized generally once achieving 90% occupancy. Stabilized communities that are not Same Store are described as stabilized non-comparable communities. Co-Investment Venture Level Debt Co-Investment Venture level debt is defined as debt that is an obligation of the joint venture and is not an obligation or contingency for us but does allow us to increase our access to capital. Company Level Debt Company level debt is defined as debt that is a direct or indirect obligation of the Company or its wholly owned subsidiaries. Recourse Debt The portion for which the Company has provided recourse guarantees. The non-guaranteed portion is separately presented, usually as Co-Investment Venture Level. Normal “bad boy” provisions, e.g. bankruptcy, environmental, are not included as Recourse Debt. Non-Recurring Amounts capitalized in accordance with GAAP related to property upgrades and building improvements, such as remodeling, investments in longer-lived assets and infrequent or unscheduled expenditures that are not considered Revenue Producing such as roofs, lobby renovations and parking lots. Lease up A multifamily community is considered in lease up when the community has begun leasing. A temporary certificate of occupancy may be obtained as units are completed in phases, and accordingly, lease up may occur prior to final completion of the building. Lease up communities are generally classified in construction in progress for GAAP presentation prior to substantial completion and are generally classified in land, buildings and improvements once substantially complete. Operating A multifamily community is considered operating when substantially constructed and capable of generating all significant revenue sources. At such time, the community is classified as land, buildings and improvements for GAAP presentation. Pre-development A multifamily community is considered in pre-development during finalization of budgets, permits and plans and ends once a general contractor agreement has been signed and vertical construction has begun. Same Store Our Same Store multifamily communities are defined as those that are stabilized and comparable for both the current and the prior reporting year. © 2015 Monogram Residential Trust, Inc. 40

Definitions and other Explanatory Information Financial Ratios Operating Margin NOI divided by total revenue. Non-GAAP Measurements Funds from Operations (“FFO”) FFO is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as currently defined by the National Association of Real Estate Investment Trusts (“NAREIT”) to be net income (loss), computed in accordance with GAAP excluding gains (or losses) from sales of property (including deemed sales (if any) and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets, impairment write-downs of depreciable real estate or of investments in unconsolidated real estate partnerships, joint ventures and subsidiaries (if any) that are driven by measurable decreases in the fair value of depreciable real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests. May be calculated on a consolidated basis or based on our Proportionate Share. Fixed Charge Income/loss from continuing operations, before gain on sale of real estate, adjusted for depreciation, amortization, federal and state income taxes, early extinguishment of debt, acquisition expenses, fair value adjustments, non cash and non-recurring (e.g., transition expenses). May be calculated on a consolidated basis or based on our proportionate share. Monthly Rental Revenue Per Unit Monthly rental revenue per unit is calculated based on the leases in effect as of the indicated date, including in-place base rents for the occupied units and the current market rate for vacant units, including the effects of any rental concessions and affordable housing payments and subsidies, plus other charges for storage, parking, pets, trash or other recurring resident charges. EBITDA Earnings before interest, taxes, depreciation, amortization, transition expenses and other related non-recurring items. Deduction for interest expense only includes stated interest expense. Fees and other charges are included as an expense in EBITDA. Amortization expense adjustments include amortization of deferred finance fees and all purchase accounting intangibles. We use the following non-GAAP measurements to present different components of our performance. We believe this information is also useful to our investors in comparing our results to other real estate companies and trusts because they provide characteristics of our performance that reflect reality that real estate generally appreciates over time, which is not reflective in most depreciation methods, and focuses on operating results widely used by real estate investors. These non-GAAP measurements should not be considered as alternatives to net income (loss) presented in accordance with GAAP but as a supplemental performance measurement. Because these measurements may exclude certain cash flows or expenses, we caution that these measurements may not be representative of our current or future liquidity as presented in accordance with GAAP. There can be no assurance that our methods for computing these non-GAAP measurements is comparable with that of other real estate companies and trusts in all respects. A reconciliation for each non-GAAP measurement to the most applicable GAAP measurement is provided on pages 8 and 18. Exit Capitalization Rate Related to dispositions of a community, calculated by dividing the trailing 12 month NOI by the effective gross sales price. Fee Income Our revenue collected from joint ventures related to property management, asset management and dispositions. Debt (or Net Debt) to EBITDA Total contractual debt divided by annualized EBITDA based on respective reporting period. Contractual debt excludes certain GAAP adjustments, primarily purchased discounts and premiums. Net debt presentations deduct cash and cash equivalents from the total debt amounts. Excluding Development Activity As developments prior to stabilization are not yet producing expected operating results but may have outstanding debt and related interest and other finance charges, we also present certain ratios without the related NOI deficit, development debt, interest and other finance charges. Economic Costs Represents costs for all on-site development and construction costs recognized for GAAP, but including certain items expensed for GAAP (primarily specific financing and operating expenses incurred during lease up) and excluding certain GAAP costs related to consolidated allocated costs, former sponsor-related fees and other non-cash capitalized cost items. Effective Ownership Effective ownership represents our participation in the distributable operating cash and may change over time as certain milestones related to budgets, plans and completion are achieved. This effective ownership is indicative of, but may differ from, percentages for distributions, contributions or financing requirements. © 2015 Monogram Residential Trust, Inc. 41

Definitions and other Explanatory Information

Non-GAAP Measurements, continued

Core FFO Core FFO is calculated starting from FFO adjusted for loss on early extinguishment of debt, acquisition expenses, contingent purchase price adjustments, gain or loss on derivative fair value adjustments and non-recurring expenses, such as transition expenses. May be calculated on a consolidated basis or based on our Proportionate Share.

Adjusted Core FFO ("AFFO") Adjusted Core FFO is calculated starting from Core FFO adjusted for Recurring Capital Expenditures, Straight-line rents and stock compensation expense. May be calculated on a consolidated basis or based on our Proportionate Share.

Net Operating Income ("NOI") Net Operating Income is calculated as total rental revenue less direct property operating expenses including real estate taxes. NOI does not include property management revenues, interest income, property management expenses, depreciation, interest and other finance expense, corporate general and administrative expenses, overhead allocations and other non-onsite operations. We provide NOI on a consolidated and proportional basis. The reconciliation of income (loss) from continuing operations to NOI is provided on page 18. The reconciliation of net income (loss) attributable to common stockholders to proportionate share of NOI is provided below for all periods presented:

	QTD 1Q 2015	QTD 1Q 2014
Net income (loss) attributable to common stockholders	$ (833)	$ 7,423
Adjustments to reconcile Net income (loss) attributable to common stockholders to Proportionate Share of Net Operating Income:		
Add: real estate depreciation and amortization (page 8)	15,929	14,443
Less: gain on sale of real estate (page 8)	-	(8,965)
Less: total fee income (page 9 - QTD)	(1,153)	(330)
Less: total other adjustments (page 9 - QTD)	8,561	8,524
Less: net of straight-line rents, start up expenses, etc.	(87)	(131)
Proportionate Share of Net Operating Income (page 24 - QTD)	$ 22,417	$20,964

Projected NOI Yield at Stabilization Projected NOI from the date the community is first stabilized for the following 12 months divided by the projected Economic Costs.

Occupancy Physical occupancy is defined as the residential units occupied for multifamily communities divided by the total number of residential units. All occupancy is presented on a consolidated basis.

Ownership Presentations

Consolidated Presentation in accordance with GAAP, where ownership interests that generally provide us the ability to control the operation are presented at 100% of the assets, liabilities and operations. Amounts related to Noncontrolling Interests are aggregated and adjusted in summary. In Proportionate Share presentations, the Noncontrolling Interest amounts are eliminated and replaced with our share.

Noncontrolling Interest The amounts attributable in a consolidation presentation to minority equity interests or owners without a controlling interest. In a proportionate presentation, these amounts are eliminated. GAAP recognizes two types of noncontrolling interests. **Non-redeemable Noncontrolling Interest** represents ownership interest that are not redeemable by the equity holders and are presented as part of permanent equity. **Redeemable Noncontrolling Interest** represents temporary equity not within our control, where the equity holder has the right to require their interest to be redeemed in cash. Our primary Redeemable Noncontrolling Interest is the put options exercisable by developer partners. Redeemable Noncontrolling Interests are presented in our consolidated balance sheet outside of permanent equity between debt and equity.

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Definitions and other Explanatory Information Ownership Presentations, continued Percent Complete To provide one measure of development status, calculated as Economic Costs incurred divided by total Economic Costs. PGGM Stichting Depositary PGGM Private Real Estate Fund ("PGGM"), a $203 billion Dutch foundation. Year Built The date the community is substantially completed or renovated and ready for its intended use. Proportionate Share A non-GAAP presentation of financial amounts at our effective cash share based on our participation in distributable operating cash. The amounts include our share of Unconsolidated Joint Ventures and excludes Noncontrolling Interest in consolidated joint ventures. Proportionate share presentations may be useful in analyzing our financial information by providing revenues, expenses, assets and liabilities attributable only to our shareholders. Unconsolidated Joint Venture In accordance with GAAP, investments in joint venture that are presented on the equity method of accounting, reporting net assets as a single net investment and operations as a single equity in earnings. In Proportionate Share presentations, the investment and the equity in earnings are eliminated and replaced with our share. Straight-line rents In accordance with GAAP, rental revenues are recorded evenly over the contractual period, irrespective of the timing of cash collections. The difference between the amount actually collected for a period and the straight-line amount is referred to as the Straight-line rent adjustment. This adjustment amount is reversed in presenting AFFO. Transition expenses Transition expenses include expenses related to our transition to self-management, primarily including legal, financial advisors, consultants, costs of the Company’s special committee of the board of directors, comprised of all of the Company’s independent directors (the “Special Committee”), general transition services (primarily related to staffing, name change, notices, transition-related insurance, information technology and facilities), expenses related to a listing on a national securities exchange and payments to our former advisor in connection with the transition to self-management. In accordance with GAAP, transition expenses not related to assets with a recoverable value are expensed as the service is performed. Unfunded Commitments Amounts under a contractual commitment that have not been funded. Unfunded Commitments do not include amounts related to fundings that are contingent on future events that are within our control. Remaining commitments do not include amounts that are contingent on future events. © 2015 Monogram Residential Trust, Inc. 43